Exhibit 10.7


                        FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT is made as of the 27th day of January, 1998, by and between MALCOLM G. CHACE ("Lender") and ACCESS SOLUTIONS INTERNATIONAL, INC., a Delaware corporation ("Borrower").

                      W I T N E S S E T H     T H A T:

     WHEREAS, Lender and Borrower are parties to a certain letter agreement dated December 30, 1997 ("Loan Agreement") which Loan Agreement is incorporated by reference herein and made a part hereof, and pursuant to which the Lender agreed to loan to the Borrower the maximum principal sum of $200,000; and

     WHEREAS, the parties desire to increase the maximum principal amount available for borrowing under the Loan Agreement, to extend the maturity date for repayment and to reflect the granting by Borrower of a security interest in additional collateral.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. INCREASE IN AVAILABILITY. The maximum principal amount available for borrowing under the Loan Agreement is being increased from $200,000 to $290,000. Therefore, the first sentence of the Loan Agreement is amended to read as follows:

          "This letter is written to set forth our agreement whereby MALCOLM G. CHACE ("Lender"), will lend to ACCESS SOLUTIONS INTERNATIONAL, INC., a Delaware corporation ("Borrower"), the maximum principal sum of Two Hundred Ninety Thousand Dollars ($290,000) (the "Loan")."

     2. EXTENSION OF MATURITY DATE. The maturity date for repayment of the Loan is being extended from February 17, 1998 to February 27, 1998. Therefore, the third sentence of the second paragraph of the Loan Agreement is amended to read as follows:

          "The Loan shall be due and payable on February 27, 1998, unless repaid in full prior to that time."

     3. SECURITY. Security for the Note is evidenced by, among other things, a Security Agreement dated December 30, 1997, and as further amended on the date hereof, and UCC Financing Statements filed with the Rhode Island Secretary of State ("Security Instruments"). All references to the Letter Agreement in the Security Instruments shall be deemed to include this amendment to the Loan Agreement and any other amendments that may be executed.

     4. MISCELLANEOUS. Except as modified and amended hereby, the Loan Agreement shall remain in full force and effect and is in all other respects ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the day and year first above written.


                                           /s/ Malcolm G. Chace
                                           ------------------------------------
                                               Malcolm G. Chace


                                           ACCESS SOLUTIONS INTERNATIONAL, INC.


                                           BY: /s/ Robert H. Stone
                                              ----------------------------------
                                                   Robert H. Stone
                                                   President and CEO